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                                                                  Exhibit 4.9

                             1999 STOCK OPTION PLAN

                                       OF

                            WISEADS INTERACTIVE, INC.



     1. PURPOSE. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.

     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

                  a) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

                  b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

                  c) "Committee" shall mean the Committee hereinafter described in Section 3.

                  d) "Corporation" shall mean WiseAds Interactive, Inc.

                  e) "Fair Market Value" on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

                  f) "Options" shall mean the stock options granted pursuant to this Plan.

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                  g) "Plan" shall mean this 1999 Stock Option Plan of WiseAds
         Interactive, Inc. as adopted by the Board of Directors and approved by the shareholders of the Corporation as of November 15, 1999, as such Plan from time to time may be amended.

                  h) "Share" shall mean a share of common stock of the Corporation.

                  i) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

         3. COMMITTEE. The Plan shall be administered by the Board of Directors; provided, however, that from and after the date on which the Corporation is required to register any class of its equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan. During any period of time in which the Plan is administered by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors.

         4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) key employees of the Corporation or a Subsidiary, as determined by the Committee and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, as determined by the Committee in its sole discretion. The directors, key employees, consultants and independent contractors to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

         5. SHARES AND GRANTS OF OPTIONS. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 1,000,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during any calendar year shall not exceed 850,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, however, that with respect to any Option granted on or after the date on which any class of equity securities issued by the Corporation is required to be registered under Section 12 of the


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Exchange Act to any person who is a "covered employee" as defined in Section
162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any person who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same employee, director, consultant or independent contractor.

A certificate of Option signed by the Chairman of the Board of Directors, or the President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option. The Certificate of Option for an Option which is an incentive stock option and for an Option which is a non-qualified stock option shall be in the form attached hereto as Annex 1 and Annex 2, respectively, or in such other form as may be determined by the Committee from time to time.


         6. PRICE. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option which is intended to be an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.


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         7. DURATION OF OPTIONS. The duration of any Option granted under this
Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

         8. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

         9. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

         10. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 10. Notwithstanding the foregoing, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 12 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 12. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

         11. EXERCISE OF OPTIONS. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee.

Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised in the following circumstances (but in no event after the expiration of the term of the Option): (a) immediately upon the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the timing provisions of Section 12 hereof, upon the disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or the death of the holder, (c) if, while the holder is employed by, or serving as a director of or consultant to, the Corporation or a Subsidiary, there occurs a Change in Control, or (d) upon the


                                        4

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occurrence of such special circumstances or event as in the opinion of the
Committee merits special consideration. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Corporation representing 33% or more of the combined voting power of the then outstanding securities of the Corporation or (ii) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clause (i), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and, for purposes of clause (ii), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (A) to a shareholder in exchange for his stock, (B) to an entity in which the Corporation has (directly or indirectly) 50% ownership, or (C) to a Person that has (directly or directly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% ownership.

An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option; or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use any Shares to pay the exercise price unless the holder has beneficially owned such Shares for at least six months. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

         12. TERMINATION OF EMPLOYMENT OR SERVICE. All or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder's employment by the Corporation


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and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder's ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option holder shall have three months following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, within which to exercise any unexercised Option that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated (including any portion of an Option as to which the exercisability is accelerated pursuant to Section 11); provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the Option holder's retirement, or (b) within twelve months of the Option holder's disability or death, as the case may be. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

Nothing contained herein or in the Option certificate shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.

         13. CORPORATION'S REPURCHASE RIGHTS. Upon a proposed sale of any Shares purchased pursuant to the exercise of an Option or following a termination of an Option holder's (or, in the case of any Option which has been transferred in accordance with Section 10, the initial holder's) employment or service with the Corporation and its Subsidiaries (a "Repurchase Event"), the Corporation shall have a right of first refusal (if the Repurchase Event is a proposed sale) or a right, but not an obligation (if the Repurchase Event is a termination of employment or service), to purchase all or part of the Shares purchased pursuant to the exercise of the Option (if any) at a repurchase price equal to (i) the proposed sale price if the Repurchase Event is a proposed sale of Shares or (ii) the Fair Market Value of the Shares on the date of the repurchase


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

if the Repurchase Event is the Option holder's (or initial holder's) termination of employment or service. The Corporation's right to repurchase Shares will expire on the later of (i) 90 days from the time the Corporation has received notice from the holder of the Repurchase Event or (ii) 90 days from the time the last Option was exercised by the holder of the Shares; provided, however, that the Corporation's repurchase rights pursuant to this Section 13 shall terminate upon an initial public offering by the Corporation of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form. Notwithstanding the foregoing provisions of this Section 13, if the Option holder (or, in the case of any Option which has been transferred in accordance with Section 10, the initial holder) is subject to an employment agreement or service agreement with the Corporation or any of its Subsidiaries which contains a provision regarding a termination of employment or service for cause, and the Option holder's (or initial holder's) employment or service is terminated by the Corporation or Subsidiary without cause (as defined in such employment agreement or service agreement), and other than by reason of the death or disability of the holder (or initial holder), then such termination of employment or service by the Corporation or Subsidiary shall not be treated as a Repurchase Event for purposes of this Section 13 and the Corporation shall not have any repurchase rights pursuant to this Section 13 in connection with such termination of employment or service.

         14. ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

         15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation


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

of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective registration statement under the Securities Act, to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

         16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

         17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options granted pursuant to the Plan or to any individual during any calendar year or change the class of persons to whom Options may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.

Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

         18. EFFECTIVE DATE. This Plan is effective November 15, 1999.


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

         19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after November 14, 2009.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be executed by its duly authorized officer as of November 15, 1999.

                                          WISEADS INTERACTIVE, INC.


                                          By:
                                             -----------------------------------

ANNEX 1
-------

OPTION CERTIFICATE

INCENTIVE STOCK OPTION
(Non-Assignable)


__________________ Shares



To Purchase Common Stock of

WISEADS INTERACTIVE, INC.

Issued Pursuant to the 1999 Stock
Option Plan of  WiseAds Interactive, Inc.


            THIS CERTIFIES that on ______________________________________, 19__,
___________________________ (the "Holder") was granted an option ("Option") to purchase at the Option exercise price of $__________ per share all or any part of ______________________ fully paid and non-assessable shares ("Shares") of the common stock of WiseAds Interactive, Inc. (the "Corporation"), pursuant to the 1999 Stock Option Plan of WiseAds Interactive, Inc. (the "Plan"), upon and subject to the following terms and conditions.

            This Option shall expire on ________________, 20__.

            This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

            This Option shall be exercisable as follows [describe vesting rate]. In no event, however, may the Option be exercised after the Option's expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder's termination of employment or service with the Corporation or its subsidiaries.

            The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate. A determination of the Board of Directors of the Corporation or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

            WITNESS the signature of the Corporation's duly authorized officer as of the date first written above.

                                          WISEADS INTERACTIVE, INC.


                                          By:
                                             -----------------------------------

                                                                         ANNEX 2
                                                                         -------

                               OPTION CERTIFICATE

                           NON-QUALIFIED STOCK OPTION



                                                     __________________ Shares



                           To Purchase Common Stock of

                           WISEADS INTERACTIVE, INC.

                        Issued Pursuant to the 1999 Stock
                    Option Plan of WiseAds Interactive, Inc.


            THIS CERTIFIES that on ______________________________________, 19__,
___________________________ (the "Holder") was granted an option ("Option"), which is not to be treated as an incentive stock option under Section 422 of the Internal Revenue Code, to purchase at the Option exercise price of $__________ per share all or any part of ______________________ fully paid and non-assessable shares ("Shares") of the common stock of WiseAds Interactive, Inc. (the "Corporation"), pursuant to the 1999 Stock Option Plan of WiseAds Interactive, Inc. (the "Plan"), upon and subject to the following terms and conditions.

            This Option shall expire on ________________, 20__.

            This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as otherwise provided pursuant to the Plan.

            This Option shall be exercisable as follows [describe vesting rate]. In no event, however, may the Option be exercised after the Option's expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder's termination of employment or service with the Corporation or its subsidiaries.

            The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate. A determination of the Board of Directors of the Corporation or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

            WITNESS the signature of the Corporation's duly authorized officer as of the date first written above.

                                          WISEADS INTERACTIVE, INC.


                                          By:
                                             -----------------------------------